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[CONCEPTUS LOGO]

EXHIBIT 99.2

Contact:  Sanford Fitch
Chief Financial Officer
Conceptus, Inc.
(415) 802-7240

FOR IMMEDIATE RELEASE


                 CONCEPTUS REPORTS SECOND QUARTER 1997 RESULTS

SAN CARLOS, CA., JULY 24, 1997 -- Conceptus, Inc. (NASDAQ: CPTS) announced today the financial results for its second quarter of 1997. The Company reported second quarter net sales of $424,000, a 304% increase over the same period last year. The Company also reported a net loss of $2,778,000 or $0.30 loss per share for the second quarter compared with a net loss of $1,629,000, or $0.18 loss per share for the same period last year. For the six months ended June 30, 1997, the Company reported a net loss of $5,574,000, or $0.60 loss per share, on revenues of $701,000. This is compared to a loss of $3,094,000, or $0.37 loss per share, on revenues of $187,000 for the same period last year.

Revenues for the first half of 1997 consisted mainly of T-TAC (Transcervical Tubal Access Catheter) products distributed through a partnership with Mallinckrodt Group Inc.(NYSE: MKG). "Conceptus is in the process of beginning the launch of our new ERA Resectoscope Sheath product line" said Kathryn Tunstall, Conceptus's President and CEO "and we expect to see revenues from this product line in the second half of the year. The initial launch for gynecology applications will occur outside of the U.S. The product will be introduced in the U.S. once required FDA approvals have been obtained." The Company is in discussions with potential distributors of the urological resectoscope sheath, FuTURa. The Company also intends to begin a controlled roll-out of its STARRT Falloposcopy product line outside of the U.S. in the second half of the year. In the U.S. Conceptus will establish several Centers of Excellence to train interventional gynecologists in the use of Conceptus's falloposcopy system beginning in the second half of 1997.

Conceptus, Inc. designs, develops and markets innovative interventional medical devices for use in reproductive medicine. The Company's initial focus is on the development of systems to improve the diagnosis and treatment of fallopian tube diseases and disorders, a primary cause of infertility. The Company is introducing a novel technology designed to improve the safety and ease-of-use of therapeutic hysteroscopy, a growing, less-invasive alternative to hysterectomy. The Company is also developing a non-surgical approach to fallopian tube sterilization, the most commonly performed contraceptive procedure worldwide.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties.


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The receipt of regulatory approvals, results of product development programs, clinical efficacy of and market demand for products, among other matters discussed in this release, may differ significantly from the discussion of such matters in the forward-looking statements. Such differences may be based upon factors within Conceptus's control, such as strategic planning decisions by management and reallocation of internal resources, or on factors outside of Conceptus's control, such as delays by regulatory authorities, scientific advances by Conceptus or third parties and introduction of competitive products, as well as those factors discussed in the Company's
Form 10-K for the year ended December 31, 1996 and other filings with the Securities and Exchange Commission.

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                             CONCEPTUS, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                         STATEMENTS OF OPERATIONS
                 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)
                               (unaudited)

                                                                 Three Months Ended                     Six Months Ended
                                                            --------------------------------------           June 30,
                                                            June 30,      March 31,       June 30,     ----------------------
                                                             1997           1997           1996          1997           1996
                                                            --------      ---------       --------     --------       -------
Net sales                                                       424            277            105          701           187

Cost of sales                                                   752            442            235        1,194           394
                                                            --------      ---------       --------     --------       -------

Gross profit                                                   (328)          (165)          (130)        (493)         (207)

Operating expenses:
  R&D and regulatory                                          1,411          1,558            915        2,969         1,703
  Sales and marketing                                           798            803            742        1,601         1,347
  General and administrative                                    685            762            458        1,447           845
                                                            --------      ---------       --------     --------       -------
  Total operating expenses                                    2,894          3,123          2,115        6,017         3,895
                                                            --------      ---------       --------     --------       -------

Operating loss                                               (3,222)        (3,288)        (2,245)      (6,510)       (4,102)

Interest income & other, net                                    447            496            616          943         1,008

Interest expense                                                 (3)            (4)              -          (7)           -
                                                            --------      ---------       --------     --------       -------

Net loss                                                     (2,778)        (2,796)        (1,629)      (5,574)       (3,094)
                                                            --------      ---------       --------     --------       -------
                                                            --------      ---------       --------     --------       -------

Net loss per share                                         $  (0.30)      $  (0.30)      $  (0.18)    $  (0.60)     $  (0.37)
                                                            --------      ---------       --------     --------       -------
                                                            --------      ---------       --------     --------       -------

Shares used in computing
 net loss per share                                           9,348          9,226          9,127        9,287         8,382
                                                            --------      ---------       --------     --------       -------
                                                            --------      ---------       --------     --------       -------


 Certain amounts have been reclassified to conform to the current presentation.



                                     CONDENSED BALANCE SHEET DATA
                                           (IN THOUSANDS)

                                                           June 30,   December 31,
                                                             1997         1996
                                                         -----------  ------------
                                                         (Unaudited)
Cash, cash equivalents and short and long term
investments                                                32,574        39,021
Inventory                                                     151           182
Trade accounts receivable                                     361           105
Total current assets                                       34,253        35,746
PP&E, net                                                   1,036           543
Total assets                                               35,393        40,093

Accounts payable & accruals                                 1,610         2,345
Total current liabilities                                   1,681         2,464
Accumulated deficit                                      (29,247)       (23,673)
Stockholders' equity (net capital deficiency)              33,705        37,595

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